As filed with the Securities and Exchange Commission on January 16, 2009

Registration No. 333-112823

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST–EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

State of Missouri (State or other jurisdiction of incorporation or organization)	43-1723446 (IRS Employer Identification No.)

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WARNER L. BAXTER
Executive Vice President and Chief Financial Officer

STEVEN R. SULLIVAN
Senior Vice President, General Counsel and Secretary

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222

(Names, address, including zip code, and telephone number,
including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On February 13, 2004, Ameren Corporation (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-112823) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”), which registered for the offer and sale of 6,000,000 shares of the Company’s common stock, $.01 par value (the “Common Stock”), and the then-outstanding preferred share purchase rights attached thereto (the “Rights” and, together with the Common Stock, the “Shares”), to be issued pursuant to the Company’s DRPlus Dividend Reinvestment and Stock Purchase Plan.  The Registration Statement became effective on March 15, 2004.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the remaining 547,172 Shares previously registered that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-112823 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 16th day of January, 2009.

AMEREN CORPORATION (REGISTRANT)

By:	/s/ Gary L. Rainwater
Gary L. Rainwater
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Gary L. Rainwater	Chairman, President, Chief Executive
Gary L. Rainwater	Officer and Director	January 16, 2009
(Principal Executive Officer)

/s/ Warner L. Baxter	Executive Vice President and
Warner L. Baxter	Chief Financial Officer	January 16, 2009
(Principal Financial Officer)

/s/ Martin J. Lyons	Senior Vice President and
Martin J. Lyons	Chief Accounting Officer	January 16, 2009
(Principal Accounting Officer)

/s/ Stephen F. Brauer	Director	January 16, 2009
Stephen F. Brauer

/s/ Susan S. Elliott	Director	January 16, 2009
Susan S. Elliott

/s/ Walter J. Galvin	Director	January 16, 2009
Walter J. Galvin

/s/ Gayle P. W. Jackson	Director	January 16, 2009
Gayle P. W. Jackson

/s/ James C. Johnson	Director	January 16, 2009
James C. Johnson

/s/ Charles W. Mueller	Director	January 16, 2009
Charles W. Mueller

/s/ Douglas R. Oberhelman	Director	January 16, 2009
Douglas R. Oberhelman

/s/ Harvey Saligman	Director	January 16, 2009
Harvey Saligman

/s/ Patrick T. Stokes	Director	January 16, 2009
Patrick T. Stokes

/s/ Jack D. Woodard	Director	January 16, 2009
Jack D. Woodard